EXHIBIT 99

1. The filing of this Form 4 shall not be construed as an admission that (i) Southpaw Credit Opportunity Master Fund LP (the "Fund"), (ii) Southpaw Asset Management LP ("Southpaw Management"), (iii) Southpaw Holdings LLC ("Southpaw Holdings"), (iv) Kevin Wyman or (v) Howard Golden is or was for the purposes of
Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any of the shares of common stock, no par value (the "Common Stock") of Enterprise Informatics, Inc. (the "Issuer"), the warrants to purchase shares of Common Stock (the "Warrants"), or the shares of Series I Convertible Preferred Stock of the Issuer (the "Series I Preferred Stock"), held by ERP2 Holdings, LLC (the "LLC"), the majority of the interests in which are held by the Fund and a separate account managed by Southpaw Management (the "Managed Account"). Pursuant to Rule 16a-1, the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. On May 8, 2008, the LLC purchased 684 shares of Common Stock, Warrants to purchase 1,851 shares of Common Stock and 2,450 shares of Series I Preferred Stock from M.A.G. Capital, LLC ("MAG"), Monarch Pointe Fund, Ltd. ("MPF") and Mercator Momentum Fund III L.P. ("MMF" and, together with MAG and MPF, the "Sellers"), for the aggregate amount of $1,200,000, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of May 5, 2008, by and among the LLC and the Sellers.

3. The numbers of shares disclosed herein as beneficially held by the Reporting Persons are after giving effect to the 1,000-to-1 reverse stock split, described in the Company's Information Statement, filed with the Securities and Exchange Commission on April 10, 2008.

4. Southpaw Management holds the securities indirectly through the accounts of the Fund and the Managed Account, which hold the majority of membership interests in the LLC. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Fund and the Managed Account. Southpaw Holdings reports the securities held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman reports the securities because, as the Majority Manager of the LLC and a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Mr. Golden reports the securities held indirectly by Southpaw Management because, as a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Each of the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the securities except to the extent of each entity's and individual's pecuniary interest in such securities.

5. The Warrants are exercisable for 1,851 shares of Common Stock.

6. Following the consummation of the transactions contemplated by the Securities Purchase Agreement, the LLC beneficially holds Warrants to purchase 19,027 shares of Common Stock.

7. Pursuant to the terms of the Certificate of Determination for the Series I Preferred Stock, the holder of the shares of Series I Preferred Stock may not convert any shares of Series I Preferred Stock if, after such conversion, such holder would have beneficial ownership of over 9.99% of the outstanding shares of Common Stock. Because the LLC currently beneficially holds 77.0% of the outstanding shares of Common Stock, the LLC may not convert the shares of Series I Preferred Stock into shares of Common Stock at this time.

8. No date applies.

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ERP2 Holdings, LLC


By: /s/ Kevin Wyman                               05/12/2008
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Majority Manager



Southpaw Credit Opportunity Master Fund LP

By:  Southpaw GP LLC,
     its general partner

By: /s/ Kevin Wyman                               05/12/2008
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Managing Member



Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
     its general partner

By: /s/ Kevin Wyman                               05/12/2008
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Managing Member



Southpaw Holdings, LLC

By: /s/ Kevin Wyman                               05/12/2008
    ----------------------                        -------------
Name: Kevin Wyman                                 Date
Title: Managing Member


By: /s/ Kevin Wyman                               05/12/2008
    ----------------------                        -------------
    Kevin Wyman                                   Date


By: /s/ Howard Golden                             05/12/2008
    ----------------------                        -------------
    Howard Golden                                 Date